Exhibit 99.1

Contacts:
Jim Mazzola
858-704-8122
ir@halozyme.com

Chris Burton
858-704-8352
ir@halozyme.com

HALOZYME APPOINTS JIM DALY TO BOARD OF DIRECTORS

SAN DIEGO - March 7, 2016 - Halozyme Therapeutics, Inc. (NASDAQ: HALO), a biotechnology company developing novel oncology and drug-delivery therapies, today announced the appointment of Jim Daly to its board of directors. Mr. Daly is a biopharmaceutical executive with 30 years of experience leading U.S. and global businesses.

“We are very pleased to have Jim join our board,” said Dr. Helen Torley, president and chief executive officer. “With extensive experience in launching and building major brands, particularly in oncology, he will serve as a valuable resource to our directors and executive leadership team as we move toward the potential commercialization of our investigational drug PEGPH20.”

Mr. Daly previously served as executive vice president and chief commercial officer at Incyte Corporation from 2012 to 2015. Prior to Incyte, Daly was senior vice president of North America Commercial Operations, Global Marketing and Commercial Development for Amgen, with P&L responsibility for all U.S. and Canadian businesses. Daly also served as vice president and general manager for Amgen’s Oncology Business Unit.

Mr. Daly began his career in the pharmaceutical industry at GlaxoSmithKline where he held positions of increasing responsibility, including senior vice president and general manager of the company’s Respiratory and Anti-infective Business Unit, as well as senior vice president of U.S. Marketing. He earned a Bachelor of Science degree in Pharmacy and Master of Business Administration from the State University of New York at Buffalo.

About Halozyme
Halozyme Therapeutics is a biotechnology company focused on developing and commercializing novel oncology therapies that target the tumor microenvironment. Halozyme's lead proprietary program, investigational drug PEGPH20, applies a unique approach to targeting solid tumors, allowing increased access of co-administered cancer drug therapies to the tumor in animal models. PEGPH20 is currently in development for metastatic pancreatic cancer, non-small cell lung cancer, gastric cancer, metastatic breast cancer and has potential across additional cancers in combination with different types of cancer therapies. In addition to its proprietary product portfolio, Halozyme has established value-driving partnerships with leading pharmaceutical companies including Roche, Baxalta, Pfizer, Janssen, AbbVie and Lilly for its ENHANZE™ drug delivery platform. Halozyme is headquartered in San Diego. For more information visit www.halozyme.com.

Safe Harbor Statement
In addition to historical information, the statements set forth above include forward-looking statements (including, without limitation, statements concerning the Company's future expectations and plans for growth in 2016, the development and commercialization of product candidates and the potential benefits and attributes of such product candidates) that involve risk and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The forward-looking statements are typically, but not always, identified through use of the words "believe," "enable," "may," "will," "could," "intends," "estimate," "anticipate," "plan," "predict," "probable," "potential," "possible," "should," "continue," and other words of similar meaning. Actual results could differ materially from the expectations contained in forward-looking statements as a result of several factors, including unexpected expenditures and costs, unexpected fluctuations or changes in revenues, including revenues from collaborators, unexpected results or delays in development of product candidates and regulatory review, regulatory approval requirements, unexpected adverse events and competitive conditions. These and other factors that may result in differences are discussed in greater detail in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 29, 2016.

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